EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

IMPCO Technologies, Inc.

Cerritos, California

We hereby consent to the incorporation by reference in the previously filed open Registration Statements, (a) the Registration Statement (Form S-8, No. 33-38649); (b) the Registration Statement (Form S-8, No. 33-07035); (c) the Registration Statement (Form S-8, No. 33-62889); (d) the Registration Statement (Form S-8, No. 333-44085); (e) the Registration Statement (Form S-8, No. 333-71544); (f) the Registration Statement (Form S-3, No. 333-82110); (g) the Registration Statement (Form S-3, No. 333-88690); (h) the Registration Statement (Form S-8, No. 333-102069); (i) the Registration Statement (Form S-3, No. 333-102068); (j) the Registration Statement (Form S-3, No. 333-120029); (k) the Registration Statement (Form S-8, No. 333-118689); of our reports dated March 31, 2005, relating to the consolidated financial statements, the effectiveness of IMPCO Technologies, Inc.’s internal control over financial reporting, which included an adverse opinion as to the effectiveness of internal controls over financial reporting, and the schedule of IMPCO Technologies, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Los Angeles, California

June 28, 2005